UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ELECTRONICS FOR IMAGING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS

ELECTRONICS FOR IMAGING, INC.
303 Velocity Way
Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 2, 2005
TO THE STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Electronics for Imaging, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 2, 2005 at 9:00 a.m., Pacific Daylight Time, at the Company’s Corporate headquarters, 303 Velocity Way, Foster City, California 94404 for the following purposes:

1. To elect nine (9) directors to serve for the ensuing year or until their successors are duly elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote “FOR” each proposal.
      Only stockholders of record at the close of business on April 12, 2005 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.
      All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Sincerely,

/s/ Joseph Cutts

Joseph Cutts
Secretary
Foster City, California
April 26, 2005

YOUR VOTE IS IMPORTANT
IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING,
YOU ARE REQUESTED TO VOTE ELECTRONICALLY OR
COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
ELECTRONICS FOR IMAGING, INC.
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Electronics for Imaging, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, June 2, 2005 at 9:00 a.m., Pacific Daylight Time (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s corporate headquarters, 303 Velocity Way, Foster City, California 94404. The Company intends to mail this proxy statement and accompanying proxy card on or about April 26, 2005 to stockholders entitled to vote at the Annual Meeting.
      At the Annual Meeting, the stockholders of the Company will be asked: (1) to elect nine (9) directors to serve for the ensuing year or until their successors are duly elected and qualified; and (2) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, will be voted.
Voting Rights and Outstanding Shares
      Only stockholders of record at the close of business on April 12, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding and entitled to vote 54,107,668 shares of Common Stock. A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. As there were 54,107,668 eligible votes as of the record date, we will need at least 27,053,835 votes present in person or by proxy at the Annual Meeting for a quorum to exist. Each holder of record of Common Stock on such date will be entitled to one vote per each share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors.
      A plurality of the shares of common stock voting in person or by proxy is required to elect each of the nominees for director. A plurality means that the nominees receiving the largest number of votes cast will be elected. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.
      In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.
Solicitation
      The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed proxy, as well as the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse such nominees for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, facsimile, email and personal solicitation by directors, officers and regular employees of the Company or, at the Company’s request, The Altman Group. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services, but The Altman Group will be paid its customary fee, estimated to be approximately $7,500, if it renders solicitation services.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company’s principal executive office, 303 Velocity Way, Foster City, California 94404, a written notice of revocation or a duly executed proxy bearing a later date or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
Stockholder Proposals To Be Presented at Next Annual Meeting
      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in the year 2006, pursuant to Rule 14a-8 of the Securities and Exchange Commission, is December 27, 2006. The Rules of the Securities Exchange Commission also establish a deadline with respect to discretionary voting for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement (the “Discretionary Voting Deadline”). The Discretionary Vote Deadline for the year 2006 Annual Meeting is March 13, 2006. If a Stockholder gives notice of such proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board of Directors may recommend, which may include a vote against the stockholder proposal when and if the proposal is raised at the Company’s 2005 Annual Meeting.
      The Annual Report on Form 10-K of the Company, for the fiscal year ended December 31, 2004, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material. If, for whatever reason, you need another copy, we will provide one to you free of charge upon your written request to Investor Relations at Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
      There are nine nominees for the nine board positions presently authorized by the Company’s bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. Proxies cannot be voted for more Directors than the nine nominees named. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible. Each person has been recommended for nomination by the Nominating and Governance Committee and has been nominated by the Board for election. Each person nominated for election has agreed to serve, and the Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
      The names of the nominees, each of whom is currently a director of the Company elected by the stockholders or appointed by the Board, and certain information about them are set forth below. Mr. Paisley was appointed to the Board of Directors on July 9, 2004.

Name of Nominee and Principle Occupation	Age	Director Since

Gill Cogan Founding Partner, Lightspeed Venture Partners (a venture capital firm)	53	1992
Jean-Louis Gassée General Partner, Allegis Capital (a venture investments firm)	61	1990
Guy Gecht Chief Executive Officer of the Company	39	2000
James S. Greene Vice President, Cisco Systems (a supplier of network equipment and network management for the Internet)	51	2000
Dan Maydan President Emeritus, Applied Materials Inc. (a semiconductor manufacturing equipment company)	69	1996
David Peterschmidt Chief Executive Officer, Openwave Systems Inc. (a software company)	57	2003
Fred Rosenzweig President of the Company	49	2000
Thomas I. Unterberg Chairman, C.E. Unterberg Towbin (an investment banking firm)	74	1990
Christopher B. Paisley Executive Professor, Santa Clara University	52	2004
      Mr. Cogan is a founding Partner of Lightspeed Venture Partners established in 2000. Previously, he was Managing General Partner of Weiss, Peck & Greer Venture Partners, L.P. from 1991 until 2000. From 1986 to 1990, Mr. Cogan was a partner of Adler & Company, a venture capital group handling technology-related investments. From 1983 to 1985, he was Chairman and Chief Executive Officer of Formtek, an imaging and data management computer company, whose products were based upon technology developed at Carnegie-Mellon University. Mr. Cogan is currently a director of several privately held companies. Mr. Cogan holds an MBA from the University of California at Los Angeles.

      Mr. Gassée is currently General Partner at Allegis Capital, a venture investments firm. From May 1979 to October 2002, Mr. Gassée served as a director and, in addition, from January 2002 as Chief Executive Officer of Computer Access Technology Corp., a communication protocol expert company. From 1990 to January 2002, Mr. Gassée was the Chief Executive Officer of Be Inc., a personal computer technology company. Mr. Gassée served as the President of Apple Products, a division of Apple Computer, Inc. (“Apple”), a manufacturer of personal computers and related software, from August 1988 to February 1990. From June 1987 to August 1988, Mr. Gassée served as Senior Vice President of research and development of Apple, and from June 1985 to June 1987, he served as Vice President of product development. He was also the founding General Manager for Apple Computer France, SARL. Before joining Apple, Mr. Gassée was President and General Manager of the French subsidiary of Exxon Business Systems. In addition, Mr. Gassée has held several management positions with Data General Corporation, including General Manager for France, Area Manager for Latin countries and Marketing Manager for Europe. He also spent six years with Hewlett-Packard Company, where he served in several positions, including Sales Manager of Europe. Mr. Gassée is a director of PalmSource PSRC.
      Mr. Gecht was appointed Chief Executive Officer of the Company as of January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was Vice President and General Manager of Server Products. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.
      Mr. Greene is currently a Vice President of Cisco Systems where he is responsible for the Global Financial Services business. From January 2004 until February 2005, Mr. Greene was the President and General Manager for the Global Financial Services business of TeleTech Holdings, Inc., a customer management services company. From September 2001 until February 2004, Mr. Greene was a Senior Vice President with Cap Gemini Ernst & Young where he served clients in the global financial services industries. Prior to that he was Chief Executive Officer and President of Abilizer Solutions Inc., a global player in the Enterprise Information Portal software business. Prior to Abilizer, Mr. Greene was a Senior Partner with Accenture. Mr. Greene joined Accenture in 1979 and left in 2000 as the Managing Partner of their Western
Region. Mr. Greene received his B.A. in Economics from the University of California at Davis and his M.B.A. from Santa Clara University.
      Dr. Maydan has been President Emeritus of Applied Materials Inc., a semiconductor manufacturing equipment company, since April 2003 and a member of that company’s Board of Directors since June 1992. Prior to that, he had been President of Applied Materials since January 1994. From March 1990 to January 1994, Dr. Maydan served as Applied Materials’ Executive Vice President, with responsibility for all product lines and new product development. Before joining Applied Materials in September 1980, Dr. Maydan spent thirteen years managing new technology development at Bell Laboratories during which time he pioneered laser recording of data on thin-metal films and made significant advances in photolithography and vapor deposition technology for semiconductor manufacturing. In 1998, Dr. Maydan was elected to the National Academy of Engineering. He serves on the Board of Directors of Drexler Technology and Advisory Board of Komatsu Electronics. Dr. Maydan received his B.S. and M.S. degrees in electrical engineering from Technion, the Israel Institute of Technology, and his Ph.D. in Physics from Edinburgh University in Scotland.
      Mr. Peterschmidt has been the Chief Executive Officer and President of Openwave Systems Inc. since November 2004. Prior to that, Mr. Peterschmidt served as Chief Executive Officer of Securify Inc. from 2003 to 2004. Prior to that, Mr. Peterschmidt served as President and Chief Executive Officer of Inktomi from 1996 to 2002. From 1991 to 1996, Mr. Peterschmidt served as Chief Operating Officer at Sybase. Prior to Sybase, from 1988 to 1990 Mr. Peterschmidt was the owner and general manager of E2, a management consulting firm specializing in strategic planning. Mr. Peterschmidt has held numerous leadership positions at technology and consulting companies including, System Industries, Lex Computer Products and Hamilton/ Avnet. He serves on the Board of Directors of Business Objects and Openwave Systems Inc. Mr. Peterschmidt received an M.B.A. from Chapman College and a B.A. in Political Science from the University of Missouri.
      Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. From July 1999 to January 2004 he served as Chief Operating Officer. From August 1998 to July 1999, Mr. Rosenzweig served as Executive Vice President. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing. From July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.
      Mr. Unterberg is the co-founder and has served as a Chairman of C.E. Unterberg Towbin, an investment banking firm, since June 1989. He was a Managing Director of Shearson Lehman Hutton Inc. from January 1987 to January 1989. Prior to that, he was Chairman of the Board, Chief Executive Officer and Senior Managing Director of L.F. Rothschild, Unterberg, Towbin Holdings, Inc. and was associated with such firm or its predecessors from 1956. Mr. Unterberg is also a director of Systems & Computer Technology Corporation, ServiceWare Inc. and Reasoning. Mr. Unterberg is a graduate of Princeton University and received an M.B.A. from the Wharton School, University of Pennsylvania.
      Mr. Paisley was appointed to the Board of Directors on July 9, 2004. He has been the Dean’s Executive Professor of Accounting and Finance in the Leavey School of Business at Santa Clara University since January 2001. From September 1985 until May 2000, Mr. Paisley was the Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation. Mr. Paisley is also a director of Silicon Image, Brocade Communication Systems and Volterra. Mr. Paisley received a B.A. in Economics from the University of California, Santa Barbara and an M.B.A. from the University of California, Los Angeles. Mr. Paisley serves as the Chairman of our Audit Committee.
      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.
      The Company’s Board of Directors recommends a vote “FOR” all nine nominees listed above.
COMMITTEES OF THE BOARD OF DIRECTORS
Meetings of Board of Directors and Committees
      The Board of Directors of the Company held a total of four (4) meetings during 2004. The Board has established the following Committees to assist the Board in discharging its duties: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Governance Committee, (iv) a Non-Officer Stock Option Committee, and (v) an Employee Stock Purchase Plan Committee. Current copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee as well as the Board of Director Guidelines can be found on the Company’s website at www.efi.com. Each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees thereof, if any, upon which such director served during 2004.

Audit Committee
      The Audit Committee consists of Directors Cogan, Greene, Paisley and Maydan. The Audit Committee conducted six (6) meetings during 2004. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent auditors and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market and also meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board of

Directors has determined that Chris Paisley is an “audit committee financial expert” as defined by the Securities and Exchange Commission.
      The Audit Committee oversees the Company’s Ethics Program, which presently includes, among other things, the Company’s Code of Business Conduct and Ethics, the Company’s Code of Ethics for the Management Team, the Company’s Code of Ethics for the Accounting and Finance Team, the Company’s Code of Ethics for the Sales Team (collectively, the “Codes”), an Internal Audit Committee responsible for receiving and investigating complaints, a 24-hour global toll-free hotline and an internal website whereby employees can anonymously submit complaints via email. The Company’s Codes can be found on the Company’s website at www.efi.com.
Principal Accountant Fees and Services
      During the fiscal years ended December 31, 2004 and 2003 PricewaterhouseCoopers, LLP, our independent registered public accounting firm, provided various audit, audit related and non-audit services to the Company as follows:

	2004	2003

Audit Fees(a)	$1,158,018	$902,274
Audit Related Fees(b)	$70,000	$212,732
Tax Fees(c)	$37,191	$105,821
All Other Fees(d)	$31,543	—
Total	$1,296,752	$1,220,827

(a) Audit Fees. Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(b) Audit Related Fees. Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions, 404 attestation services as well as attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(c) Tax Fees. Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international compliance and mergers and acquisitions.

(d) All Other Fees. All other fees consist of services provided to expatriate employees and seminars. No such services were provided by PricewaterhouseCoopers in 2003.
      The Audit Committee is responsible for pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee has the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;
      The Audit Committee of the Board has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent auditors’ independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP’s independence. All of the services of each of (b), (c), and (d) were approved by the Audit Committee.
      The Audit Committee has selected PricewaterhouseCoopers LLP, its independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending

December 31, 2005. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1992.
      Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Compensation Committee
      The Compensation Committee consists of Directors Gassée and Peterschmidt. The Compensation Committee conducted one (1) meeting during 2004. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market. The Compensation Committee reviews and approves the Company’s executive compensation policy and administers the Company’s Stock Plans.

Nominating and Governance Committee
      The Nominating and Governance Committee consists of Directors Maydan, Greene and Gassée. The Board established the Nominating and Governance Committee in March 2003 and it undertook its actions by unanimous written consent during 2004. The Board has determined that all members of the Nominating and Governance Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market. The Nominating and Governance Committee develops and recommends governance principles and recommends director nominees.
Consideration of Director Nominees

Stockholder Nominees
      The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”
      The Nominating and Governance Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Nominating and Governance Committee at the Company’s headquarters address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting.
      The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities that is owned beneficially and of record by such Stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder is a holder of stock of the Company entitled to vote on the date of submission of such written materials and (5) any material interest of the stockholder in the nomination.

      Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should be addressed to:

Electronics for Imaging, Inc.
Attention: Nominating and Governance Committee
c/o Joseph Cutts
303 Velocity Way,
Foster City, CA 94404

Director Qualifications
      The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, number of other company Boards on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health and the ability to serve.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration
      The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	Composition of Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Identifying and Evaluating Nominees for Directors
      The Nominating and Governance Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Nomination of Incumbent Directors. The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria set forth above.

•	For incumbent directors standing for re-election, the Nominating and Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company Boards on which the individual serves, composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

•	Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and Nasdaq National Market rules.
      After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Nominating and Governance Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating and Governance Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting or appointment to the Board between annual meetings. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Nominating and Governance Committee.

Non-Officer Stock Option Committee
      The Non-Officer Stock Option Committee consists of Director Gecht. The Non-Officer Stock Option Committee undertook its actions by unanimous written consent during 2004. The Non-Officer Stock Option Committee has the authority to grant stock awards to eligible persons who are not subject to Section 16 of the Exchange Act of 1934.

Employee Stock Purchase Plan Committee
      The Employee Stock Purchase Plan Committee consists of Directors Gecht and Rosenzweig. The Employee Stock Purchase Plan Committee undertook its actions by unanimous written consent during 2004. The Employee Stock Purchase Plan Committee is responsible for the administration of the Employee Stock Purchase Plan.

COMMUNICATION WITH THE BOARD
      Stockholders who wish to communicate with the Board should send such communications via regular mail addressed to the Company’s Corporate Secretary, Joseph Cutts, at Electronics for Imaging, Inc., 303 Velocity Way, Foster City, California 94404. He will review each such communication and forward it to the appropriate Board member or members as he deems appropriate.
      The Company encourages its directors to attend the annual meeting of stockholders. Last year two of the Company’s directors attended the annual meeting of stockholders.

COMPENSATION OF DIRECTORS
      In 2004, outside members of the Board of Directors were entitled to receive cash compensation in the amount of $20,000 per year plus $1,000 per Board of Directors meeting attended in person or $500 per Board of Directors meeting attended by telephone and $1,000 per Committee meeting attended, except for Audit Committee meetings, in addition to reimbursement of reasonable expenses incurred in attending meetings;

Audit Committee members receive $2,000 per Audit Committee meeting attended. The Audit Committee Chairperson receives $4,000 per meeting attended and the Compensation Committee Chairperson receives $2,000 per meeting attended. During 2004, none of the outside members of the Board of Directors received stock options, except for Christopher Paisley who received an option to purchase 30,000 shares of stock at an exercise price of $20.39 vesting over a period of 30 months in equal monthly increments, with the options expiring at the end of seven years.
SECURITY OWNERSHIP
      Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of Common Stock of the Company as of March 25, 2005 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Common Stock

		Percent
Name of Beneficial Owner(1)	No. of Shares	Owned

Fidelity Management & Research(1)	7,774,565	14.4%
82 Devonshire Street
Boston, Massachusetts 02109

Smith Barney Asset Management(1)	7,400,199	13.7
388 Greenwich Street
New York, New York 10013

Neuberger Berman, LLC(1)	5,285,927	9.8
605 Third Avenue
New York, New York 10158

Wellington Management Company LLP(1)	3,646,700	6.7
75 State Street
Boston, Massachusetts 02109

Stichting Pensionenfonds ABP(1)	3,120,000	5.8
Oude Lindestratt 70
Postbus 2889
6401 DL Heerlen
Netherlands

Fred Rosenzweig(2)	375,750	*
Guy Gecht(3)	266,517	*
Thomas Unterberg(4)	206,868	*
Joseph Cutts(5)	151,797	*
Gill Cogan(6)	92,868	*
Jean-Louis Gassée(7)	82,868	*
Dan Maydan(8)	61,928	*
James S. Greene(9)	49,868	*
David Peterschmidt(10)	39,466	*
Christoper Paisley(11)	9,000	*
All executive officers and directors as a group (10 persons)(12)	1,333,930	2.0%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission as of March 25, 2005. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 54,074,695 shares outstanding on March 25, 2005 adjusted as required by rules promulgated by the Securities and Exchange Commission (the “SEC”).

(2)	Includes 365,750 shares of Common Stock issuable upon exercise of options granted to Mr. Rosenzweig under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 25, 2005.

(3)	Includes 252,875 shares of Common Stock issuable upon the exercise of options granted to Mr. Gecht under the 1990 and/or 1999 Stock Plans which are exercisable within 60 days of March 25, 2005.

(4)	Includes 87,868 shares of Common Stock issuable upon exercise of options granted to Mr. Unterberg under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 25, 2005; 4,000 shares of Common Stock are beneficially owned by Mr. Unterberg’s spouse.

(5)	Includes 108,175 shares of Common Stock issuable upon exercise of options granted to Mr. Cutts under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 25, 2005.

(6)	Includes 82,868 shares of Common Stock issuable upon exercise of options granted to Mr. Cogan under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 25, 2005.

(7)	Includes of 82,868 shares of Common Stock issuable upon exercise of options granted to Mr. Gassée under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 25, 2005.

(8)	Includes 60,368 shares of Common Stock issuable upon exercise of options granted to Mr. Maydan under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 25, 2005.

(9)	Includes 49,868 shares of Common Stock issuable upon exercise of options granted to Mr. Greene under the 1999 Stock Plan which are exercisable within 60 days of March 25, 2005.

(10)	Includes 36,466 shares of Common Stock issuable upon exercise of options granted to Mr. Peterschmidt under the 1996 Splash Technology and/or 1999 Stock Plan which are exercisable within 60 days of March 25, 2005.

(11)	Includes 9,000 shares of Common Stock issuable upon exercise of options granted to Mr. Paisley under the 2004 Stock Plan which are exercisable within 60 days of March 25, 2005.

(12)	Includes an aggregate of 1,136,106 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors collectively under the 1990, 1996 Splash Technology, 1999 and 2004 Stock Plans which are exercisable within 60 days of March 25, 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2004 to December 31, 2004, all Section 16(a) filing requirements applicable to officers, directors or greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS
      The following table lists certain information regarding the Company’s executive officers as of April 1, 2005.

Name	Age	Position

Guy Gecht	39	Chief Executive Officer
Fred Rosenzweig	49	President
Joseph Cutts	41	Chief Financial Officer, Chief Operating Officer and Corporate Secretary
      Mr. Gecht was appointed Chief Executive Officer of the Company as of January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was appointed Vice President and General Manager of Server Products of the Company. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.
      Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. From July 1999 until January 2004, he served as Chief Operating Officer of the Company. From August 1998 to July 1999, Mr. Rosenzweig served as Executive Vice President of the Company. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support of the Company. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing of the Company. Prior to joining the Company, from July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.
      Mr. Cutts was appointed Chief Operating Officer in January 2004. Mr. Cutts was appointed Chief Financial Officer and Corporate Secretary of the Company in April 2000. From January 1999 until April 2000, Mr. Cutts served as the Company’s Vice President of Finance. From March 1997 to January 1999, Mr. Cutts served as Director of Finance of the Company. Mr. Cutts served as the Director of Finance for the Nestlé Beverage Company from June 1994 until he joined the Company in March 1997. Mr. Cutts serves on the Board of Directors of Claria Corporation, an online marketing company, and has been the Chairman of their Audit Committee since February 2004. Mr. Cutts holds a B.S. in Finance from The Pennsylvania State University and an M.M. from Northwestern University.

EXECUTIVE COMPENSATION
Compensation of Executive Officers
      The SEC requires the following table to set forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 2004, 2003 and 2002 to all individuals serving as the Company’s Chief Executive Officer during the last complete fiscal year and its four most highly compensated executive officers other than the Chief Executive Officer (the “Named Officers”) whose salary and bonus for the 2004 fiscal year was in excess of $100,000. The Company has only three executive officers, all of whom are included in the table below.
Summary Compensation Table

						Long-Term Compensation

						Awards
		Annual Compensation
						Restricted		Number of		All Other
Name and Principal Position	Year	Salary (1)		Bonus (1)		Stock Awards		Options		Compensation

		($)		($)		($)				($)
Guy Gecht	2004	570,000			(7)	—			(8)	8,800	(5)
Chief Executive Officer	2003	480,000		593,640	(2)	—		175,000		8,800	(5)
	2002	436,000	(3)	471,388	(4)	—		145,000		8,800	(5)
Fred Rosenzweig	2004	510,000			(7)	—			(8)	8,800	(5)
President	2003	460,000		502,960	(2)	—		150,000		8,800	(5)
	2002	417,833	(3)	410,186	(4)	—		100,000		8,800	(5)
Joseph Cutts	2004	350,000			(7)	—			(8)	8,800	(5)
Chief Financial Officer,	2003	300,000		218,240	(2)	986,000	(6)	87,000		8,800	(5)
Chief Operating Officer	2002	272,500	(3)	186,198	(4)	—		50,000		8,800	(5)
and Corporate Secretary

(1)	Amounts shown include cash and non-cash compensation earned and received by each Named Officer as well as amounts earned but deferred at the election of those Named Officers.

(2)	Represents bonuses accrued in 2003 under the Executive Bonus Plan and paid in March 2004.

(3)	Effective beginning July 15, 2002 through the end of 2002, Messrs. Gecht, Rosenzweig and Cutts voluntarily relinquished 20% of their monthly salary. A portion of the relinquished salary was subject to repayment in the form of a bonus in 2003 based upon the achievement of Company financial objectives established in June 2002 for the second half of 2002 which were achieved and such amounts were paid.

(4)	Represents bonuses accrued in 2002 under the Executive Bonus Plan and paid in February 2003, including amounts relating to the 2002 relinquished salary which was tied to the achievement of Company financial objectives for the second half of 2002.

(5)	Represents the matching contribution which the Company made on behalf of each Named Officer to the Company’s 401(k) Plan and automobile allowance.

(6)	Mr. Cutts received 40,000 shares of restricted Common Stock on December 15, 2003. The stock is scheduled to vest at a rate of 25% per year over 4 years. As of December 31, 2004, the stock had a value of $696,400.

(7)	No bonus was paid to the executive officers for the year ending December 31, 2004 as the Company did not meet the criteria set by the Board for the payment of bonuses to senior management.

(8)	No stock option grant was made to the executive officers during the year ending December 31, 2004.
STOCK OPTION GRANTS AND EXERCISES
      No grants were made to the Executive Officers in 2004. No company-wide grants were made to the employees in 2004.

Aggregated Option Exercises as of December 31, 2004 and Year End Option Values

					Value of the Unexercised
	Shares	Value	Number of Unexercised		In-the-Money Options
	Acquired	Realized	Options at 12/31/04		at 12/31/04(2)
	on
Name	Exercise	(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

	($ amounts in thousands)
Guy Gecht	147,250	$1,489	225,500	127,500	$59	$—
Fred Rosenzweig	97,000	$1,388	345,333	101,667	$26	$—
Joseph Cutts	39,000	$410	95,300	61,550	$69	$—

(1)	This amount represents the market value of the underlying securities on the exercise date minus the exercise price of such options.

(2)	This amount represents the market value of the underlying securities relating to “in-the-money” options at December 31, 2004 minus the exercise price of such options.
EMPLOYMENT AGREEMENTS
      The Company entered into employment agreements with Messrs. Gecht, Rosenzweig and Cutts in August 2003. The employment agreements provide that each executive’s employment shall continue to be “at will.” The employment agreements state an annual base salary, subject to any increases annually as the Company’s Board shall authorize from time to time in connection with an annual review and provides for such performance bonus amounts as the Company’s Board authorizes. The employment agreements contain certain provisions that take effect upon a change in control of the Company, voluntary resignation, termination for cause and termination for other reasons.
      The employment agreements provide that if the executive’s employment is involuntarily terminated, the executive shall be entitled to receive (i) their annual salary for twelve (12) months plus an amount equal to the bonus the executive would have earned had he been employed by the Company at the end of the year (prorated for the period of time worked), (ii) the vesting of additional options shall accelerate and become exercisable by the executive or the executive’s representative, as the case may be, as if the executive had remained continuously employed for a period of six (6) months following such termination, and such options shall remain exercisable for the period prescribed in the executive’s stock option agreements and (iii) COBRA coverage (Medical, Dental and Vision) paid for by the Company for twelve (12) months from the executive’s termination date if the executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA.
      If the executive voluntarily resigns or is terminated for cause, the employment agreements do not provide for severance benefits.
      The employment agreements provide that upon termination in a change of control, the executives shall be entitled to receive (i) their annual salary for twenty-four (24) months plus an amount equal to the bonus the executive would have earned that year had he been employed by the Company at the end of the year (prorated for the period of time worked), (ii) the vesting of all of their options shall accelerate in full and become exercisable by the executive or the executive’s representative, as the case may be, for one year from the executive’s termination date and (iii) COBRA coverage (Medical, Dental and Vision) paid for the Company for eighteen (18) months from the executive’s termination date if the executive elects continuation coverage pursuant to COBRA, within the time period prescribed pursuant to COBRA.
      Any severance payments, except for the current bonus to which the executive is entitled to receive, shall be paid in a lump sum within thirty (30) days of the executive’s termination. The current bonus to which the executive is entitled to receive shall be paid in a lump sum within thirty (30) days of the date that the Company’s audit is complete for such year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Committee Report
      The Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
      The Compensation Committee (the “Committee”) of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.
Compensation Philosophy and Objectives
      The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework based on the achievement of designated financial targets and individual contribution. Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a group of twenty (20) specifically identified peer companies (the “Peer Companies”) and other selected companies with which the Company competes for executive talent.

•	Provide annual variable incentive awards that are based on the Company’s overall financial performance in terms of designated corporate objectives and the relative performance of the Peer Companies as well as individual contributions.

•	Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.
Compensation Components and Process
      The three major components of the Company’s executive officer compensation are (i) base salary, (ii) incentive bonuses, and (iii) stock options.
      The Committee determines the compensation levels for the executive officers with the assistance of the Company’s Human Resources Department, which works with an independent executive compensation consulting firm that provides the Committee with executive compensation data drawn from a survey of twenty (20) similarly sized technology companies which have been identified as the Peer Companies; the survey of Peer Companies was based on equity compensation only.
      The positions of the Company’s CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives, total cash compensation and stock option grants.
      Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies.
      Incentive Bonuses. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual total compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company’s achievement of the financial performance targets approved by the Board of Directors and established at the beginning of the fiscal year and also includes a component for the executive’s individual contribution. The incentive plan sets a threshold level of Company performance based on both revenue and net income that must be attained before any incentives are awarded. Once the fiscal year’s threshold is achieved, specific formulas are in place to calculate the actual incentive payment for each officer. An incentive bonus target is set for each executive officer based on targets for comparable positions at the Peer Companies and is stated in terms of a percentage of the officer’s base salary for the year. The executive officers may elect to receive a portion of his bonus in shares of restricted stock in lieu of cash. If the officer elects to receive restricted stock, the restrictions will be lifted only upon the Company achieving a higher threshold level than the bonus requirement of the blended revenue and net income from the approved Board Plan for the year. If the test is failed in 2006, for fiscal year 2005, then the same test will be performed in 2007 for fiscal year 2006. If the test is failed in 2007, then the test will revert to a lower threshold test for the 2007 fiscal year in 2008. The testing will continue until either the Company achieves the threshold performance level or until 2011. The restrictions will lapse in 2011, regardless of the Company’s performance.
      Stock Options. The Company’s stock plans are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company’s shares. The Compensation Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving above average growth in share value and in retaining valued employees. Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all stockholders.
      The stock plans authorize the Compensation Committee to award stock options to employees at any time. Options are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Compensation Committee. The size of initial and subsequent grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company’s industry. The exercise price per share of the stock options is equal to the closing price of a share of the Company’s Common Stock on the day prior to the date the options are granted.
      CEO Salary. The annual base salary for Mr. Gecht was established by the Compensation Committee on April 11, 2005, for the period from January 1, 2005 to December 31, 2005. The Compensation Committee left Mr. Gecht’s annual base salary for 2005 unchanged at $570,000. In addition, Mr. Gecht was granted an option to purchase 216,667 shares of common stock and 43,333 shares of restricted common stock. If Mr. Gecht has remained continuously employed by the Company, on January 31, 2006, 25% of the options will vest, and thereafter, an additional 2.5% of the options will vest monthly, with full vesting on June 30, 2008. If the Company achieves certain levels of revenue and net income under the approved Board plan covering that fiscal year, the restricted stock will vest according to the following schedule: (i) 25% of the shares each year over two years and (ii) 50% of the shares over the third year. If the performance test has not been met, the restrictions on vesting will remain in place until the performance test has been met. To the extent vesting has been deferred because the Company had not met the performance test for such fiscal year, upon the achievement of such test, the shares shall vest as if the Company had achieved the performance targets in the 2005 fiscal year. If, however, on November 30, 2011, the performance test has still not been met, all restrictions will lapse.
      Mr. Gecht’s bonus for the 2005 fiscal year is targeted to be 100% of his annual base salary. Mr. Gecht has elected to receive 50% of his bonus for the 2005 fiscal year in the form of 18,411 shares of restricted common stock, in lieu of cash. If the Company achieves certain levels of revenue and net income under the approved Board plan covering that fiscal year, the restrictions on vesting will lapse with respect to 100% of the shares on January 31, 2006. If the performance test has not been met, the restrictions on vesting will remain in place until the performance test has been met. If the restrictions on vesting have not been lifted by 2007, then for each following year, the performance test will be made at a lower threshold of each year’s approved Board plan until 2011. If, however, on January 31, 2011, the performance test has still not been met, all restrictions will lapse. The Compensation Committee’s decision was based on a review of salary levels paid to chief executive officers of the Peer Companies as well as Mr. Gecht’s performance in managing the increased complexity of the growing organization. Mr. Gecht did not receive a 2004 fiscal year incentive bonus as the Company did not meet the criteria necessary for the bonus to be awarded. Mr. Gecht’s incentive compensation was based on the incentive plan used for all executive officers and was considered “at risk” with no dollar guarantees.
Compliance with Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to each of the corporation’s chief executive officer and the four other most highly compensated executive officers as of the end of the fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Although the Company considers the impact of Section 162(m) when developing and implementing executive compensation programs, the Company believes that it is important and in the best interests of stockholders to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The Company has from time to time approved, and may in the future approve, compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Submitted by:

Jean-Louis Gassée
Chairman of the Compensation Committee

David Peterschmidt
Member of the Compensation Committee
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Jean-Louis Gassée has served on the Compensation Committee of the Board of Directors from its formation in August 1992 through December 31, 2004. David Peterschmidt has served on the Compensation Committee of the Board of Directors from his appointment in May 2003 through December 31, 2004. No member of this Committee was at any time during the 2004 fiscal year or at any other time an officer or employee of the Company, nor did any member of this Committee have any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.
      No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
RELATED TRANSACTIONS
      The Company has entered into employment agreements with certain of its executive officers. See “Employment Agreements.”
      Mr. Unterberg, a director of the Company, is the Chairman and co-founder of C.E. Unterberg, Towbin, an investment banking firm (“CEUT”). On February 10, 2005, the Company executed an engagement letter (the “Engagement Letter”) with CEUT, pursuant to which CEUT agreed to provide financial advisory and investment banking services to the Company. Under the terms of the Engagement Letter, in exchange for such services, the Company will pay to CEUT fees and expense reimbursements at market comparable rates. In connection with the Engagement Letter, the Company has also agreed to a standard indemnity of CEUT in connection with its services. Due to this engagement, Mr. Unterberg has recused himself from any voting related to transactions covered by this agreement.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG ELECTRONICS FOR IMAGING, INC., NASDAQ US INDEX AND
NASDAQ COMPUTERS AND MANUFACTURERS INDEX
      The stock price performance graph below includes information required by the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.
      The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100 in the Company’s Common Stock as compared with the NASDAQ US Index and the NASDAQ Computers and Manufacturers Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company’s relative stock price for the five-year period ending on December 31, 2004. All values assume reinvestment of dividends and are calculated at December 31 of each year.

	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04

EFI	100	23.98	38.38	27.97	44.77	29.95

Nasdaq Computer Manufacturer Stocks	100	56.34	38.89	25.82	36.26	47.41

Nasdaq US	100	60.17	47.73	32.98	49.42	53.74

AUDIT COMMITTEE REPORT
      The information contained in this report and information earlier in this report regarding the independence of the Company’s Audit Committee members shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that it be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.
      The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004, included in the Company’s Annual Report on Form 10-K for that year.
      The audit committee has reviewed and discussed these audited financial statements with management of the Company.
      The audit committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.
      The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.
      Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors:

Chris Paisley
Chairman of the Audit Committee

Gill Cogan
Member of the Audit Committee

Dan Maydan
Member of the Audit Committee

James S. Greene
Member of the Audit Committee

OTHER MATTERS
      The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/s/ Joseph Cutts

Joseph Cutts
Secretary
Dated: April 26, 2005
      The company files annual reports, quarterly reports, proxy statements, and other documents with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934 (Exchange Act). The public may read and copy any materials that the company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including the company, that file electronically with the SEC. The public can obtain any documents that the company files with the SEC at http://www.sec.gov.
      The corporation also makes available free of charge through its Internet website (http://www.efi.com) the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after the company electronically files such material with, or furnishes it to, the SEC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ELECTRONICS FOR IMAGING, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 2, 2005

     The undersigned stockholder of ELECTRONICS FOR IMAGING, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2005, and hereby appoints Guy Gecht and Joseph Cutts, or either of them, his or her proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the proxies, to represent the undersigned at the 2005 Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC. to be held on Thursday, June 2, 2005 at 9:00 a.m., Pacific Daylight Time, at Electronics for Imaging, Inc., 303 Velocity Way, Foster City, California 94404, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders of Electronics for Imaging, Inc., or any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

ELECTRONICS FOR IMAGING, INC.

June 2, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê   Please detach along perforated line and mail in the envelope provided. ê

     ■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Gill Cogan Jean-Louis Gassée
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	Guy Gecht James S. Greene Dan Maydan
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡	David Peterschmidt Fred Rosenzweig Thomas I. Unterberg Christopher B. Paisley

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

2.	In their discretion, the Proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” ELECTION OF ALL THE NOMINEES FOR DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation), please sign full corporate name by duly authorized officer, giving full title
as such. If signer is a partnership, please sign in partnership name by authorized person.	■